UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2013

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)
(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2013, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS”), Rexnord LLC (together with RBS, the “Borrowers”) and certain other subsidiaries of Rexnord Corporation (“Rexnord”), entered into an Incremental Assumption and Amendment Agreement (the “Incremental Assumption Agreement”) with Credit Suisse AG, as administrative agent and refinancing term lender, and with the other lenders party thereto relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 (as previously amended or supplemented, the “Existing Credit Agreement”), among Chase Acquisition I, Inc., the Borrowers, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent.

The Incremental Assumption Agreement provides for a new term loan in the aggregate principal amount of approximately $1.95 billion (the “Refinancing Term Loan”). The proceeds of the Refinancing Term Loan were used to (i) repay in full the aggregate principal amount of existing term loans outstanding under the Existing Credit Agreement, together with accrued interest thereon, (ii) purchase, redeem or discharge all of the 8 1/2% Senior Notes due 2018 (the “Notes”) as described under Items 1.02 and 8.01 below and (iii) pay related fees and expenses. As part of the Incremental Assumption Agreement, the parties amended and restated the Existing Credit Agreement to make certain modifications thereto. The Refinancing Term Loan has a maturity date of August 21, 2020. The maturity date and interest rate with respect to the existing $265 million revolving credit facility are unchanged from the Existing Credit Agreement. The Refinancing Term Loan has an effective current interest rate of 4.00%, determined as the Adjusted LIBO Rate (subject to a 1.00% floor) plus 3.00%. A 1.00% penalty on certain prepayments occurring on or prior to February 21, 2014 applies.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Assumption Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Rexnord issued a press release in connection with the completion of the Refinancing Term Loan, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On August 21, 2013, Rexnord’s wholly-owned subsidiaries, RBS and Rexnord LLC (together, the “Issuers”), issued a notice of redemption to redeem all of the outstanding Notes not accepted by the Issuers pursuant to the Offer to Purchase (as defined below) at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium (as defined in the Indenture, dated as of April 28, 2010 (as amended and supplemented through the date hereof, the “Indenture”), among the Issuers, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”)) as of the redemption date, and accrued and unpaid interest to, but not including, the redemption date. The redemption of the Notes will occur on September 20, 2013.

On August 21, 2013, Rexnord also announced that the Issuers used a portion of the net proceeds of the Refinancing Term Loan, together with cash on hand, to irrevocably deposit with the Trustee an amount sufficient to redeem the Notes, to be applied toward the redemption of the Notes and to satisfy and discharge the Issuers’ and Guarantors’ obligations under the Notes and the Indenture, in accordance with the provisions of the Indenture. Notwithstanding the satisfaction and discharge of the Notes and the Indenture, certain customary provisions of the Indenture relating to the compensation and indemnification of the Trustee and the application of trust money will survive.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 21, 2013, Rexnord issued a press release announcing that as of 5:00 p.m., New York City time, on August 20, 2013 (the “Early Tender Time”), holders of $977,947,000 aggregate principal amount, or approximately 85.41%, of the Notes issued pursuant to the Indenture had validly tendered their Notes pursuant to the Issuers’ previously announced tender offer and consent solicitation.

On August 21, 2013, Rexnord also announced that the Issuers exercised their right to accept for early payment all of the Notes validly tendered prior the Early Tender Time. Pursuant to the terms of the Offer to Purchase and Consent Solicitation, dated August 7, 2013, as supplemented August 8, 2013 (the “Offer to Purchase”), the Issuers have accepted for purchase $977,947,000 aggregate principal amount, or approximately 85.41%, of the Notes. Notwithstanding the Issuers’ exercise of their early acceptance rights, the tender offer will remain open until 12:00 midnight, New York City time, on September 4, 2013 (the “Expiration Time”) unless extended.

Each holder who validly tendered its Notes prior to the Early Tender Time received on Wednesday, August 21, 2013, the total consideration of $1,096.90 per $1,000 principal amount of the Notes tendered, which includes $1,066.90 as the tender offer consideration and $30.00 as a consent payment. In addition, accrued and unpaid interest up to, but not including, August 21, 2013 was paid in cash on all validly tendered and accepted Notes.

The tender offer is scheduled to expire at the Expiration Time unless extended or earlier terminated and holders of Notes who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will only be eligible to receive the tender offer consideration and will not receive the consent payment as described in the Offer to Purchase.

The complete terms and conditions to the tender offer for the Notes are detailed in the Offer to Purchase and the related Consent and Letter of Transmittal (together with the Offer to Purchase, the “Offer Documents”). The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

For additional information concerning the foregoing, see the press release dated August 21, 2013, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. In addition, the information in this Item, including Exhibit 99.2, shall be deemed to be incorporated by reference into the Offer to Purchase.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of August 21, 2013, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain subsidiaries of Rexnord LLC, the lenders party thereto and Credit Suisse AG, as administrative agent.

99.1	Press Release, dated August 21, 2013, announcing Rexnord’s Completion of Refinancing

99.2	Press Release, dated August 21, 2013, announcing Rexnord’s Early Settlement of Tender Offer and Call for Redemption of 8 1/2% Senior Notes due 2018

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto authorized this 21st day of August, 2013.

REXNORD CORPORATION

BY:	/s/ Patricia M. Whaley
Patricia M. Whaley Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of August 21, 2013, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain subsidiaries of Rexnord LLC, the lenders party thereto and Credit Suisse AG, as administrative agent.

99.1	Press Release, dated August 21, 2013, announcing Rexnord’s Completion of Refinancing

99.2	Press Release, dated August 21, 2013, announcing Rexnord’s Early Settlement of Tender Offer and Call for Redemption of 8 1/2% Senior Notes due 2018